                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               SAFECO Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (4) Date Filed:

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
                                   NOTICE OF
                              1997 ANNUAL MEETING
                                OF SHAREHOLDERS
                              AND PROXY STATEMENT

                                      [LOGO]

                                     [LOGO]

                               SAFECO CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1997

                            ------------------------

                                                             Seattle, Washington

                                                                  March 14, 1997

To Our Shareholders:

    Notice is hereby given that the Annual Meeting of Shareholders of SAFECO Corporation (the "Corporation") will be held on May 7, 1997, at 11:00 a.m. in the SAFECO Auditorium, SAFECO Plaza, 4333 Brooklyn Avenue N.E., Seattle, Washington, for the following purposes, as set forth in the accompanying Proxy
Statement:

    1. To elect one nominee to serve as a director for a one-year term to expire in 1998 and four nominees to serve as directors for three-year terms to expire in 2000;

    2. To consider and act upon a proposal to amend Article V of the Corporation's Restated Articles of Incorporation regarding the filling of vacancies on the Board of Directors;

    3. To consider and act upon a proposal to amend Article II of the Corporation's Bylaws regarding the filling of vacancies on the Board of Directors;

    4. To consider and act upon a proposal to amend Article XII of the Corporation's Bylaws to provide broader indemnification to directors and officers;

    5. To consider and act upon a proposal to adopt the SAFECO Long-Term Incentive Plan of 1997; and

    6. To consider and act upon such other matters as may properly come before the Annual Meeting.

    The Board of Directors has established the close of business on March 3, 1997, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

    Your proxy may be revoked by you at any time before it has been voted. You may substitute a representative other than those named in the enclosed proxy if you desire. The individuals named in the proxy are the present members of the Executive Committee of the Board of Directors.

    You are cordially invited to attend the Annual Meeting in person if it is convenient for you to do so.

                                              [SIGNATURE]

                                          Roger H. Eigsti

                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                               SAFECO CORPORATION
                    SAFECO PLAZA, SEATTLE, WASHINGTON 98185

                            ------------------------

                                PROXY STATEMENT
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 7, 1997

                             ---------------------

This Proxy Statement is furnished in connection with the Annual Meeting of Shareholders of SAFECO Corporation (the "Corporation") to be held on May 7, 1997 (the "Annual Meeting"). Shareholders of record at the close of business on March 3, 1997, are entitled to vote at the Annual Meeting either in person or by proxy.

Your proxy in the enclosed form is solicited by the Board of Directors of the Corporation. The shares represented by the proxies received will be voted at the meeting in accordance with the directions given on the proxies.

The approximate date of the mailing of this Proxy Statement and the enclosed form of proxy is March 14, 1997.

                      OUTSTANDING SHARES AND VOTE REQUIRED

On March 3, 1997, there were 126,   ,   shares of the Common Stock of the
Corporation ("Common Stock") outstanding, all of which will be entitled to vote at the Annual Meeting to be held on May 7, 1997. Each shareholder is entitled to one vote for each share of Common Stock held of record in such person's name on the record date. Under Washington law and the Corporation's Restated Articles of Incorporation, a quorum consisting of a majority of the shares entitled to vote must be represented in person or by proxy for the transaction of business at the Annual Meeting. Directors are elected by a majority of the votes cast by shares present, in person or by proxy, and entitled to vote at the Annual Meeting. Votes withheld with respect to the election of directors will not be counted either in favor of or against the election of the nominees. Under the Corporation's Restated Articles of Incorporation, the favorable vote of the holders of 67% of the outstanding shares of the Common Stock will be required to adopt Proposal 2. Under Washington law, the favorable vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to adopt Proposals 3, 4 and 5. Abstentions from voting will have the effect of voting against Proposals 2, 3, 4 and 5. Brokers who hold shares for the account of their clients may vote their clients' proxies in the brokers' own discretion as to the election of directors and Proposals 2, 3, 4, and 5 if the clients have not furnished voting instructions by 10 days prior to the Annual Meeting. Proxies solicited by the Board of Directors will be voted in favor of each of the director nominees and Proposals 2, 3, 4 and 5 unless shareholders specify a contrary choice in their proxies.

                            SOLICITATION OF PROXIES

The persons named as proxies were selected by the Board of Directors and are the present members of the Executive Committee of the Board. Your proxy may be revoked by you at any time before it has been voted by notifying the Secretary to the Board of Directors, SAFECO Corporation, SAFECO Plaza, Seattle, Washington 98185, in writing of such revocation. Georgeson & Company Inc., New York, New York, has been retained to solicit proxies personally or by mail, telephone or telegram at a cost anticipated to be $6,000 plus reasonable out-of-pocket expenses, which will be paid by the Corporation. Management does not expect to solicit proxies except through the mail; however, if proxies are not promptly received, employees of the Corporation may solicit proxies personally, by telephone or fax.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

The Board of Directors is divided into three classes. Since the date of the 1996 Annual Meeting of Shareholders, one of the Corporation's directors, William R. Wiley, died and the Executive Committee, pursuant to the Bylaws, reduced the number of directors from 13 to 12. The Corporation's Restated Articles of Incorporation require the directors to be divided into three classes, with each class to be as nearly equal in number as possible. To achieve equality in number, Robert S. Cline has been reclassified from a Class II to a Class III director and nominated for a one-year term. The four other current Class II directors are nominated for three-year terms.

Unless otherwise stated, each individual described below has served for at least five years in the position indicated. All nominees are presently directors of the Corporation.

                             NOMINEES FOR DIRECTOR
       CLASS III--TERM EXPIRES AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS

ROBERT S. CLINE, 59, is Chairman and Chief Executive Officer of Airborne Freight Corporation, Seattle, Washington, an air freight carrier. Mr. Cline has been a director of the Corporation since 1992 and is an advisory director of Seafirst Corporation and a director of Metricom, Inc.

       CLASS II--TERM EXPIRES AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS

JOSHUA GREEN III, 60, is Chairman and Chief Executive Officer of the Joshua Green Corporation, Seattle, Washington, a family investment firm, and Chairman of its wholly-owned subsidiary, Sage Manufacturing Corporation. Mr. Green has been a director of the Corporation since 1981 and is a director of U.S. Bancorp.

WILLIAM G. REED, JR., 58, is the former Chairman of Simpson Investment Company, Seattle, Washington, a forest products holding company. Mr. Reed has been a director of the Corporation since 1974 and is a director of Microsoft Corporation, The Seattle Times, Washington Mutual, Inc. and Washington Mutual Bank.

JUDITH M. RUNSTAD, 52, is a partner of the Seattle law firm of Foster Pepper & Shefelman. Mrs. Runstad has been a director of the Corporation since 1990 and is Chairman of the Board of Directors of the Federal Reserve Bank of San Francisco.

GEORGE H. WEYERHAEUSER, 70, is Chairman of the Board of Weyerhaeuser Company, Tacoma, Washington, a forest products company, and was its Chief Executive Officer from 1966 until his retirement in 1991. Mr. Weyerhaeuser has been a director of the Corporation since 1978 and is a director of The Boeing Company and Chevron Corporation. Under the terms of the Corporation's retirement policy for directors, Mr. Weyerhaeuser will retire as a director at the 1999 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

                              CONTINUING DIRECTORS
       CLASS III--TERM EXPIRES AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS

ROGER H. EIGSTI, 54, is Chairman and Chief Executive Officer of the Corporation. Mr. Eigsti has been an executive officer of the Corporation or its subsidiaries since 1980 and a director of the Corporation since 1988. Mr. Eigsti is a director of Washington Mutual, Inc. and Washington Mutual Bank.

JOHN W. ELLIS, 68, is Chairman and Chief Executive Officer of the corporate general partner of The Baseball Club of Seattle, L.P., the owner of the Seattle Mariners baseball team. Mr. Ellis is a director of Puget

Sound Energy, Inc. and was its Chief Executive Officer from 1976 to 1992 and its Chairman from 1987 to 1993. Mr. Ellis has been a director of the Corporation since 1981 and is a director of Washington Mutual, Inc. and Washington Mutual Bank, UTILX Corporation and Associated Electric & Gas Insurance Services, Ltd.

WILLIAM W. KRIPPAEHNE, JR., 46, is President and Chief Executive Officer of Fisher Companies Inc., Seattle, Washington, whose primary subsidiaries are engaged in broadcasting, flour milling and real estate ownership and development. Mr. Krippaehne has been an executive officer of Fisher Companies since 1982 and a director of the Corporation since 1996.

        CLASS I--TERM EXPIRES AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS

PHYLLIS J. CAMPBELL, 45, is President and Chief Executive Officer of U.S. Bank of Washington, N.A., Seattle, Washington, and has been an executive officer of the bank since 1989. She is also Executive Vice President of U.S. Bancorp. Ms. Campbell has been a director of the Corporation since 1994 and is a director of Puget Sound Energy, Inc.

BOH A. DICKEY, 52, is President of the Corporation and Chairman of the Board of Trustees for the 23 SAFECO mutual funds. Mr. Dickey has been an executive officer of the Corporation since 1982 and a director of the Corporation since 1993.

WILLIAM P. GERBERDING, 67, is President Emeritus of the University of Washington, where he served as President from 1979 until his retirement in 1995. Dr. Gerberding has been a director of the Corporation since 1981 and is a director of Washington Mutual, Inc. and Washington Mutual Bank.

PAUL W. SKINNER, 49, is President of Skinner Corporation, Seattle, Washington, an investment company. Mr. Skinner has been a director of the Corporation since 1988 and is an advisory director of Seafirst Corporation and Seattle-First National Bank.

                  OWNERSHIP OF THE CORPORATION'S COMMON STOCK

The following table provides information as of February 6, 1997, with regard to the ownership of the Common Stock by directors, nominees for director, the Corporation's chief executive officer and four other most highly compensated executive officers, and all directors and executive officers as a group. Total beneficial ownership of the outstanding Common Stock is less than 1% in the case of each individual listed below except as follows: 2.0% for Mr. Green, 2.4% for Mr. Krippaehne, and 5.2% for all 17 directors and executive officers as a group (including shares subject to stock options which may be exercised within 60 days). The holdings shown in the table do not include 4,515,600 shares held by The SAFECO Employees' Profit Sharing Retirement Plan, as to which the members of that plan's Investment Committee (Messrs. Cline, Ellis, Gerberding, Krippaehne, Reed and Skinner) share voting and investment power and certain members of management may be deemed to share investment power by reason of their positions.

                                                        NUMBER OF SHARES
                                                          BENEFICIALLY
                                                        OWNED AND NATURE   NUMBER OF SHARES
                                                          OF BENEFICIAL    ACQUIRABLE WITHIN
NAME                                                        OWNERSHIP         60 DAYS(1)
------------------------------------------------------  -----------------  -----------------
Phyllis J. Campbell...................................           1,000            --
Robert S. Cline.......................................           4,000            --
Boh A. Dickey.........................................          42,331            65,200
Roger H. Eigsti.......................................         107,202            62,602
John W. Ellis.........................................          12,024            --
William P. Gerberding.................................           2,000            --
Joshua Green III......................................       2,547,432(2)         --
William W. Krippaehne, Jr.............................       3,004,237(3)         --
Dan D. McLean.........................................          20,984(4)         23,580
William G. Reed, Jr...................................         280,249(5)         --
James W. Ruddy........................................           3,500            15,500
Judith M. Runstad.....................................           2,500            --
Paul W. Skinner.......................................         278,120(6)         --
George H. Weyerhaeuser................................          55,600(7)         --
Richard E. Zunker.....................................          15,738(8)         10,250
All directors and executive officers as a group (17
  persons)............................................       6,582,779           200,232

------------------------

(1) Shares which may be purchased within 60 days pursuant to the SAFECO Incentive Plan of 1987.

(2) Represents 2,546,832 shares owned by the Joshua Green Corporation in which Mr. Green has a substantial interest with voting control and investment power, and 600 shares owned by his spouse.

(3) Includes 3,002,376 shares owned by two corporations of which Mr. Krippaehne is an officer and director and for which he thereby has shared voting and investment power, and 372 shares owned by Mr. Krippaehne's spouse. Mr. Krippaehne disclaims any beneficial interest in any of the shares referred to in this footnote, other than such indirect interest he may have as a stockholder of said corporations.

(4) Includes 7,200 shares owned by Mr. McLean's spouse.

(5) Includes (i) 80,694 shares owned by one trust of which Mr. Reed is a co-trustee and beneficiary and for which he thereby shares voting and investment power, (ii) 7,772 shares owned by Mr. Reed's spouse, and (iii) 41,806 shares owned by Mr. Reed's children.

(6) Includes 258,120 shares owned by Skinner Corporation in which Mr. Skinner has a substantial interest and 16,000 shares owned by trusts of which Mr. Skinner is a trustee, and for which he thereby in each case shares voting and investment power. Mr. Skinner disclaims any beneficial interest in the shares owned by the trusts.

(7) Includes 25,200 shares owned by trusts of which Mr. Weyerhaeuser is co-trustee and for which he shares voting and investment power.

(8) Includes 800 shares owned by Mr. Zunker's spouse.

In addition, INVESCO PLC, 11 Devonshire Square, London EC2M 4YR, England, reported in a Schedule 13G filed with the Securities and Exchange Commission ("SEC") that its subsidiaries had shared voting power and investment discretion with respect to 12,545,453 shares, or 9.9%, of the Common Stock, at December 31, 1996. The subsidiaries, which are investment advisers, hold the shares on behalf of their clients, none of which holds more than 5% of the Common Stock. The Capital Group Companies, Inc., 333

South Hope Street, Los Angeles, California 90071, reported in a Schedule 13G filed with the SEC that at December 31, 1996, its subsidiaries in the aggregate had investment discretion with respect to 9,186,100 shares, or a combined total of 7.3%, of the Common Stock, including 236,800 shares with respect to which such subsidiaries had sole voting power. The subsidiaries are investment management companies and hold the shares on behalf of their clients, none of which holds more than 5% of the Common Stock.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), directors and officers of the Corporation are required to report their holdings of and transactions in the Corporation's Common Stock to the SEC. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during 1996 all persons subject to the Section 16 reporting requirements with respect to the Corporation filed the required reports on a timely basis.

                            COMMITTEES OF THE BOARD

The Board of Directors of the Corporation presently has these standing committees: Executive, Finance, Audit, Compensation and Nominating. Except for certain fundamental corporate acts reserved to the full Board under Washington law, the Executive Committee has broad authority, when the Board is not in session, to exercise all the powers of the Board in management of the business of the Corporation. The Finance Committee has general supervision over the investments of and all matters of financing by the Corporation. The Audit Committee recommends independent auditors for selection by the Board of Directors, reviews plans for upcoming audits with such auditors, and, after an audit has been completed, reviews the results of that audit. The Compensation Committee passes upon all salary increases where the proposed salary is $150,000 per year or more, reviews salary administration policy, administers the Corporation's stock option program, and approves all material changes in employee benefit programs. The Nominating Committee reviews qualifications of candidates for board membership, recommends to the Executive Committee candidates for membership on the Board and the annual slate of nominees for director, and recommends to the Board criteria for board membership, composition of the Board, tenure of directors and fees to be paid to directors.

During 1996 the Board and the Executive, Compensation, and Finance Committees each held four meetings, the Audit Committee held two meetings, and the Nominating Committee held one meeting. All current directors attended at least 75% of the Board and committee meetings they were eligible to attend. The present members of each committee are:

COMMITTEE      MEMBERS

Executive      Messrs. Eigsti (Chair), Ellis, Green, Weyerhaeuser and Mrs. Runstad.
Finance        Messrs. Cline, Dickey, Eigsti, Ellis (Chair), Gerberding, Knudsen,
                 Krippaehne, Reed and Skinner.
Compensation   Messrs. Cline, Ellis, Reed, Weyerhaeuser (Chair) and Ms. Campbell.
Audit          Messrs. Gerberding, Green, Krippaehne, Skinner and Mrs. Runstad (Chair).
Nominating     Messrs. Ellis, Green (Chair) and Reed.

                     COMPENSATION OF DIRECTORS AND OFFICERS

COMPENSATION OF DIRECTORS

Directors of the Corporation, except those who are also employees, receive fees for their services as directors. The director fees are: an annual retainer of $24,000, a $1,500 fee for attendance at any Board meeting, and a $1,000 fee for attendance at any committee meeting. In addition, the Chair of the Finance Committee receives an annual retainer of $5,000 and a $1,000 fee for attendance at any meeting of the Corporation's management investment committee. Directors may elect to defer their annual retainer and meeting fees under the terms of the SAFECO Corporation Deferred Compensation Plan for Directors. Amounts deferred under that plan are credited with interest at the applicable federal long-term rate in effect at January 1 of each year as determined for purposes of Section 1274 of the Internal Revenue Code of 1986, as amended (the "Code"). Directors are also reimbursed for reasonable travel expenses.

     ANNUAL REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

Five outside directors of the Corporation, none of whom has been or is an employee of the Corporation and all of whom qualify as "non-employee directors" for purposes of administering the Corporation's stock option program under
Section 16 of the Exchange Act, comprise the Compensation Committee of the Board of Directors (the "Committee"). The Committee is responsible for reviewing the Corporation's salary administration policy, approving salaries which are $150,000 or greater, administering the Corporation's stock option program, and approving changes to the Corporation's employee benefit plans. The members of the Committee, which met four times during 1996, are George H. Weyerhaeuser, Chair, Phyllis J. Campbell, Robert S. Cline, John W. Ellis, and William G. Reed, Jr.

APPROACH TO COMPENSATION

This report discusses the compensation policies applicable to the Corporation's executive officers, including the chief executive officer and four other most highly compensated executive officers ("Named Executive Officers"). With the exception of stock options and restricted stock rights, all major compensation and retirement plans apply equally to all employees of the Corporation's property and casualty, life, credit and asset management subsidiaries ("Employees"). The Corporation's compensation policies and plans are intended to:

    1.  Attract and retain high-caliber personnel on a long-term basis.

    2.  Encourage the creation of shareholder value.

    3.  Link compensation to business results and shareholder returns over time.

    4. Maintain an appropriate balance between base salary and short- and long-term incentive opportunities.

ELEMENTS OF COMPENSATION

The following are the basic elements of compensation for executive officers of the Corporation:

    SALARY: Salaries are administered on an individual, subjective basis for all Employees, including executive officers. With respect to compensation paid to executive officers the Committee regularly reviews information concerning compensation practices and levels of other companies. Salaries of executive officers are not, however, targeted for any specific level relative to salaries paid by other companies.

    BONUS: A non-discretionary cash bonus plan applies to all Employees with at least one year of service. An annual bonus pool is established under a fixed formula based on the Corporation's pre-tax results. Under the formula, the bonus pool consists of 10% of the sum of the following pre-tax items: the underwriting results for the property and casualty subsidiaries; the operating results for the life subsidiaries, SAFECO Credit Company and the Corporation's asset management subsidiaries; and 20% of the investment income of the property and casualty subsidiaries. A cash bonus is paid for each year in which the calculation results in a bonus pool.

    In years for which the bonus pool is large enough to pay the maximum bonus amounts, Employees with three years or more of service receive a bonus equal to 10% of base salary. In years when the fixed formula does not provide a sufficient pool to pay the maximum bonus amounts to all eligible Employees, bonus payments made to all Employees are reduced proportionately.

    The percentage of salary paid as a bonus to all Employees with three years of service, including the Named Executive Officers, for each of 1996, 1995, and 1994 was 10%, 10%, and 9.2%, respectively.

    STOCK OPTION PROGRAM: A shareholder-approved stock option program has been an element of executive compensation since the early 1960s. The purpose of the program is to induce selected, key employees of the Corporation and its subsidiaries to remain employed with the Corporation, to participate in ownership of the Corporation, to advance the interests of the Corporation and to increase the value of the Common Stock.

    Under the shareholder-approved SAFECO Incentive Plan of 1987 (the "Current Plan") the Committee in its sole discretion may grant to selected, key employees of the Corporation and its subsidiaries stock options, stock appreciation rights, performance stock rights and restricted stock rights ("RSRs") in amounts and on terms consistent with the Current Plan. During 1996 the Committee made awards of stock options and RSRs.

    Grants of stock options and RSRs are made on an individual basis. The Committee makes a subjective judgment in connection with each grant and considers the individual's responsibilities, potential for advancement, current salary, previous grants, the current price of the Common Stock, the performance of the Common Stock over time and, for all individuals other than the chief executive officer, the recommendation of the chief executive officer. Although the Committee does not establish any set value to award under the Current Plan to any individual, the Committee does consider previous grants made as well as the different nature of stock options and RSRs in making awards under the Current Plan.

    Stock options are awarded at the closing market price of the Common Stock on the grant date and typically vest in 25% increments on the first, second, third and fourth anniversary of the grant date. The Committee has never rescinded an outstanding option and reissued it at a lower exercise price.

    RSRs entitle the holder to receive a specified number of shares of Common Stock or cash equal to the closing market price of such shares on the vesting date. RSRs typically vest and are settled in 25% increments on the first, second, third and fourth anniversary of the grant date. Holders of RSRs are paid amounts equivalent to the dividends which would have been paid on the same number of shares of Common Stock.

    Under the stock option program, as of December 31, 1996, there were 156 participants; outstanding options to purchase an aggregate of 1,858,443 shares of Common Stock; outstanding RSRs entitling the holders to receive an aggregate of 102,734 shares of Common Stock; and 1,383,574 shares of Common Stock available for additional options and RSRs.

    RETIREMENT PROGRAM: Three basic tax-qualified plans comprise the Corporation's retirement program and are available on the same basis to all
    Employees: The SAFECO Employees' Savings Plan ("Savings Plan"), The SAFECO Employees' Profit Sharing Retirement Plan ("Profit-Sharing Plan") and The SAFECO Employees' Cash Balance Plan ("Cash Balance Plan") . In addition, there are two supplemental retirement plans to provide for benefits which cannot be included in the tax-qualified plans. These plans are described in more detail elsewhere in this Proxy Statement. Since the Corporation's Common Stock constituted 32% of the assets of the Profit-Sharing Plan at December 31, 1996, all participants in that Plan have a significant, indirect ownership in the Corporation and an additional incentive to advance its interests and to increase the value of the Common Stock.

    OTHER EMPLOYEE BENEFITS: The Corporation offers other benefit plans (E.G., vacation; sick leave; and medical, disability, life and accident insurance) to executive officers on the same basis as offered to all Employees. In addition, certain benefits (E.G., payment for annual medical exams and club dues) are provided by the Corporation to some executives, including the Named Executive Officers.

CONSIDERATIONS IN CONNECTION WITH COMPENSATION LEVELS

CORPORATE PERFORMANCE.

The directors regularly review the Corporation's performance and the degree to which investment returns have been generated for shareholders. This includes review of customary financial measures with respect to the Corporation, E.G., compounded annual return to shareholders, the Common Stock price and the common stock prices of comparable companies, the combined ratio of the Corporation's property and casualty subsidiaries and the combined ratios of competitors, the revenue and premium growth of the Corporation's operating subsidiaries, financial strength and asset management, and consideration of the ratings assigned to the Corporation, its subsidiaries or securities by A.M. Best Insurance Services, Standard & Poor's Ratings Group ("S&P") and Moody's Investors Service, Inc.

The directors annually review graphs that compare the cumulative total return to shareholders of the Corporation with the S&P 500 and a self-constructed peer group comprised of ten companies in the same lines of business as the Corporation's major operating subsidiaries ("Peer Index"), with their returns weighted according to the component companies' respective market capitalization. The ten-year period graph is included as its time period may more adequately reflect returns for the long-term shareholder and option holder.

                  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                          AMONG SAFECO, S&P AND PEER INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               1991       1992       1993       1994       1995       1996
SAFECO             100        121        120        118        161        190
S&P 500            100        108        118        120        165        203
Peer Index         100        121        134        123        186        237

          Assumes $100 invested on December 31, 1991 in SAFECO Common Stock, the S&P 500 and the Peer Index.
          -  Total return assumes reinvestment of dividends.
          - Measurement dates are the last trading day of the calendar year shown.
          - Peer Index: Aetna, Allstate, Chubb, CIGNA, Cincinnati Financial, Ohio Casualty, Progressive, St. Paul, TIG Holdings and USF&G.

                   COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN
                          AMONG SAFECO, S&P AND PEER INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               1986       1987       1988       1989       1990       1991       1992       1993       1994       1995       1996
SAFECO             100        107         96        163        143        220        266        263        260        354        417
S&P 500            100        105        123        162        157        204        220        242        245        337        415
Peer Index         100         89         96        131        113        149        181        201        184        279        355

       Assumes $100 invested on December 31, 1986 in SAFECO Common Stock, the S&P 500 and the Peer Index.
       -  Total return assumes reinvestment of dividends.
       -  Measurement dates are the last trading day of the calendar year shown.
       - Peer Index: Aetna, Allstate, Chubb, CIGNA, Cincinnati Financial, Ohio Casualty, Progressive, St. Paul, TIG Holdings and USF&G.

INDIVIDUAL PERFORMANCE.

In connection with compensation for individual executive officers, the Committee consulted with the chief executive officer and exercised its subjective judgment in evaluating each individual's leadership and managerial abilities, achievement of business unit and corporate objectives, potential for advancement or promotion and the relative value of the individual's performance in the overall achievement of the Corporation's objectives. In addition, in connection with the award of a stock option or RSR, the Committee considered the amount and terms of any previous award, the current price of the Common Stock and the performance of the Common Stock over time.

In connection with the Committee's consideration of compensation for the Corporation's executive officers, including Mr. Eigsti, the Committee reviewed information regarding compensation practices and levels of competitors of the Corporation and its operating subsidiaries (including the companies that comprise the Peer Index) as well as non-competing companies of a similar size to the Corporation or its operating subsidiaries. Detailed compensation information was obtained from the proxy statements of publicly-held companies. In addition, the Committee reviewed compensation information compiled by two independent consulting firms as well as that collected by the Corporation's Personnel Department.

The purpose of this review was to confirm that the Committee's approach to compensation continues to be appropriate given the Corporation's lines of business, size and culture and the geographic location of the Corporation's executive officers. For 1996 the Committee confirmed that its approach to compensation was suitable to the achievement of the general purposes of the Corporation's compensation policies and plans. The Committee did not engage in this review for the purpose of targeting any element of compensation, including salaries, paid to the Corporation's executive officers at, below or above the median paid by any other company or group of companies.

CONSIDERATIONS IN CONNECTION WITH MR. EIGSTI'S COMPENSATION.

The Committee made subjective judgments with respect to an increase in Mr. Eigsti's salary and awards of stock options and RSRs to Mr. Eigsti. In connection with those awards, the Committee took into account the cumulative total return to the Corporation's shareholders and the other financial measures listed above under "Corporate Performance." Mr. Eigsti's leadership and managerial abilities, as well as both historical and competitive compensation levels for his responsibilities, are considered in setting his salary and total compensation.

The calculations of the annual bonus and the contributions and accruals with respect to the Corporation's retirement plans are made pursuant to the terms of those plans, which apply to all Employees. Consequently, the Committee does not separately determine the amount or the payment of any such bonus, contribution or accrual for Mr. Eigsti or any other executive officer.

ADDITIONAL INFORMATION

The tables under "Compensation of Named Executive Officers" accompany this report and reflect the decisions covered by the foregoing discussion.

Under Section 162(m) of the Code, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly-paid officers of publicly-held companies is subject to an annual limit of $1 million per employee. The Corporation may pay compensation that exceeds this limit.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended ("Securities Act"), or under the Exchange Act, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report is submitted over the names of the members of the Compensation
Committee:

GEORGE H. WEYERHAEUSER, CHAIR

PHYLLIS J. CAMPBELL

ROBERT S. CLINE

JOHN W. ELLIS

WILLIAM G. REED, JR.

                    COMPENSATION OF NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The amount of all compensation paid to the Named Executive Officers for services in all capacities to the Corporation and its subsidiaries during the past three years is stated in the following table:

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                           COMPENSATION AWARDS
                                                                 ANNUAL COMPENSATION    -------------------------
                                                                                                      SECURITIES
                                                               -----------------------   RESTRICTED   UNDERLYING     ALL OTHER
                                                                 SALARY     BONUS (1)   STOCK AWARDS    OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION                           YEAR        ($)          ($)         (2)($)         (#)           ($)
--------------------------------------------------  ---------  ----------  -----------  ------------  -----------  -------------
R. H. Eigsti                                             1996  $  666,667   $  66,667    $  414,719       50,000   $  102,036(4)
 Chairman and                                            1995     650,000      65,000       310,300       50,000       93,265
 Chief Executive Officer                                 1994     550,000      50,743       292,500       35,000       63,918

B. A. Dickey                                             1996     455,833      45,583       234,406       30,000       69,717(5)
 President and                                           1995     390,000      39,000       192,600       30,000       55,775
 Chief Operating Officer (3)                             1994     352,500      32,521       187,200       24,000       40,776

D. D. McLean                                             1996     310,000      31,000       144,250            0       47,363(6)
 President of the Corporation's                          1995     277,500      27,750       107,000       20,000       39,553
 Property & Casualty Subsidiaries                        1994     243,750      22,488       117,000       15,000       28,033

R. E. Zunker                                             1996     272,917      27,292       126,219       15,000       41,679(7)
 President of the Corporation's                          1995     250,000      25,000       107,000       16,000       35,588
 Life Subsidiaries                                       1994     231,250      21,335       105,300       12,000       26,568

J. W. Ruddy                                              1996     212,500      21,250        79,338       12,000       32,417(8)
 Senior Vice President                                   1995     195,000      19,500        66,875            0       24,525
 and General Counsel                                     1994     176,667      16,299        64,350       11,000       27,405

------------------------

(1) A cash bonus of up to 10% of annual salary is paid to each employee of the insurance, credit and asset management operations who has at least three years of service when the pre-tax results from such operations support such a bonus. The percentage of salary paid as a bonus for 1996, 1995 and 1994 was 10%, 10%, and 9.2%, respectively.

(2) RSRs are awarded under the Corporation's stock option program and entitle an employee who remains continuously employed by the Corporation or its subsidiaries for a stated number of years to receive a specified number of shares of Common Stock or cash equal to the fair market value of such shares on the settlement date. Holders of RSRs are entitled to receive an amount equivalent to the dividends which would have been paid on an equivalent number of shares of Common Stock. The dollar amounts in this column are determined by multiplying the number of shares covered by an RSR by the closing market price of the Common Stock on the grant date.

    In 1996 the Corporation awarded RSRs to the Named Executive Officers in the following amounts: 11,500 for Mr. Eigsti, 6,500 for Mr. Dickey, 4,000 for Mr. McLean, 3,500 for Mr. Zunker and 2,200 for Mr. Ruddy. Each award was made on February 7 and, with the exception of Mr. McLean's award, will vest and be settled in 25% installments on the first, second, third and fourth anniversary dates of the award. In Mr. McLean's case the entire award vested and was settled on the first anniversary date of the award.

    The following are the total number of RSRs held by the Named Executive Officers and the total value of such holdings at December 31, 1996: for Mr. Eigsti, 27,000 RSRs with a value of $1,064,813; for Mr. Dickey, 16,300 RSRs with a value of $642,831; for Mr. McLean, 8,034 RSRs with a value of $316,841; for Mr. Zunker, 9,000 RSRs with a value of $354,938, and for Mr. Ruddy, 5,675 RSRs with a value of $223,808.

(3) Mr. Dickey became President and Chief Operating Officer of the Corporation on August 7, 1996.

(4) Reflects net contributions to the Profit-Sharing Plan of $14,843; net contributions to the Savings Plan of $6,000; and allocations to non-qualified plans of $60,526 with respect to the Profit-Sharing Plan and $20,667 with respect to the Savings Plan for amounts which may not be contributed to the qualified plans because of limitations imposed by the Code ("Non-Qualified Allocations").

(5) Reflects net contributions to the Profit-Sharing Plan of $14,843, net contributions to the Savings Plan of $6,000, and Non-Qualified Allocations of $36,641 with respect to the Profit-Sharing Plan and $12,233 with respect to the Savings Plan.

(6) Reflects net contributions to the Profit-Sharing Plan of $14,843, net contributions to the Savings Plan of $6,000, and Non-Qualified Allocations of $20,120 with respect to the Profit-Sharing Plan and $6,400 with respect to the Savings Plan.

(7) Reflects net contributions to the Profit-Sharing Plan of $14,843, net contributions to the Savings Plan of $6,000, and Non-Qualified Allocations of $15,919 with respect to the Profit-Sharing Plan and $4,917 with respect to the Savings Plan.

(8) Reflects net contributions to the Profit-Sharing Plan of $14,843, net contributions to the Savings Plan of $6,000, and Non-Qualified Allocations of $9,074 with respect to the Profit-Sharing Plan and $2,500 with respect to the Savings Plan.

STOCK OPTION AWARDS

Information concerning grants of stock options to the Named Executive Officers during 1996 is stated below. Under regulations of the SEC, the assumed rates of appreciation of 5% and 10% are required to be used. These assumed appreciation rates are not based on the historic performance of the Common Stock or any other stock or stock index. Any appreciation in the value of the stated stock options will occur only if the Common Stock increases in value. Changes in the market price of the Common Stock are dependent on the future performance of the Corporation as well as overall stock market performance. There can be no assurance that the amounts or rates of appreciation stated in the following table will be achieved.

If the assumed rates of appreciation were applied to the Corporation's Common Stock for the same ten-year period as required for options in the following table, market capitalization would increase from $4.1 billion to $6.6 billion at the 5% rate and to $10.5 billion at the 10% rate. In addition, a shareholder, unlike an option holder, would receive dividends paid by the Corporation during that ten-year period.

                             OPTION GRANTS IN 1996

                                                      INDIVIDUAL GRANTS
                                     ---------------------------------------------------  POTENTIAL REALIZABLE VALUE
                                      NUMBER OF                                           AT ASSUMED ANNUAL RATES OF
                                     SECURITIES     PERCENT OF                             STOCK PRICE APPRECIATION
                                     UNDERLYING    TOTAL OPTIONS                              FOR OPTION TERM(3)
                                       OPTIONS      GRANTED TO     EXERCISE               --------------------------
                                     GRANTED(1)    EMPLOYEES IN    PRICE(2)   EXPIRATION     5%(4)         10%(5)
NAME                                     (#)        FISCAL YEAR     ($/SH)       DATE         ($)           ($)
-----------------------------------  -----------  ---------------  ---------  ----------  ------------  ------------
R. H. Eigsti.......................      50,000          13.42%    $  32.125    5/1/06    $  1,010,162  $  2,559,949

B. A. Dickey.......................      30,000           8.05%       32.125    5/1/06         606,097     1,535,969

D. D. McLean.......................           0             NA            NA      NA                NA            NA

R. E. Zunker.......................      15,000           4.02%       32.125   3/31/04         227,225       543,007

J. W. Ruddy........................      12,000           3.22%       32.125    5/1/06         242,439       614,388

------------------------

(1) The grant date for each option is May 1, 1996. For each option granted, 25% of the shares subject to the option become exercisable on the first, second, third and fourth anniversary dates of the option grant.

(2) The exercise price may be paid to the Corporation in cash, in shares of Common Stock valued at fair market value on the date of exercise, or part in cash and part in shares. In addition, optionees may finance the exercise price of an option through a subsidiary of the Corporation. The interest rate on such loans is adjusted quarterly and is equal to the most recently published applicable federal rate determined pursuant to Section 1274(d) of the Code.

(3) Potential realizable values are based on assumed compound annual appreciation rates specified by the SEC. These increases in value are based on speculative assumptions and are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

(4) This rate of appreciation produces an ending market price of $52.33 per share on May 1, 2006, and $47.27 per share on March 31, 2004.

(5) This rate of appreciation produces an ending market price of $83.32 per share on May 1, 2006, and $68.33 per share on March 31, 2004.

STOCK OPTION EXERCISES

Information concerning exercises of stock options during 1996 by the Named Executive Officers and the value of their unexercised options at December 31, 1996 is stated below:

                      AGGREGATED OPTION EXERCISES IN 1996
                     AND OPTION VALUES AT DECEMBER 31, 1996

                                                                    NUMBER OF SECURITIES
                                                                         UNDERLYING
                                                                    UNEXERCISED OPTIONS     VALUE OF UNEXERCISED
                                                                    AT DECEMBER 31, 1996  IN-THE-MONEY OPTIONS AT
                                              SHARES                        (#)           DECEMBER 31, 1996(1) ($)
                                            ACQUIRED ON    VALUE    --------------------  ------------------------
                                             EXERCISE    REALIZED       EXERCISABLE/            EXERCISABLE/
NAME                                            (#)         ($)        UNEXERCISABLE           UNEXERCISABLE
------------------------------------------  -----------  ---------  --------------------  ------------------------
R. H. Eigsti..............................      16,848   $ 328,352     62,602    148,750  $   962,517  $ 1,471,250
B. A. Dickey..............................      10,000     211,875     65,200     93,000    1,183,238      929,250
D. D. McLean..............................       3,920      36,261     23,580     22,500      259,895      258,594
R. E. Zunker..............................       6,750     109,688     10,250     47,250      127,563      470,750
J. W. Ruddy...............................       4,700     125,109     16,500     22,500      276,922      213,328

--------------------------
(1) Based on $39.4375, the last sale price of the Common Stock on December 31, 1996.

RETIREMENT PROGRAM

The Corporation's retirement program consists of three plans which qualify for favorable tax treatment under the Code, and two non-qualified supplemental plans. The three qualified plans are the Cash Balance Plan, the Profit-Sharing Plan and the Savings Plan. The two non-qualified plans are the SAFECO Employees' Supplemental Retirement Plan A and the SAFECO Employees' Supplemental Retirement Plan B ("Supplemental Plan A" and "Supplemental Plan B," respectively). The two non-qualified plans are designed to allocate to participants amounts not eligible for contribution under the qualified plans because of limitations imposed by the Code. All Employees are eligible to participate in the plans.

The Profit-Sharing Plan and the Savings Plan are defined contribution plans while the Cash Balance Plan is a defined benefit plan. With respect to the Cash Balance and Profit-Sharing Plans, 5% of the Corporation's net profits, as defined in those plans, is annually set aside and credited or contributed as follows: The Cash Balance Plan is credited with an amount equal to 3% of the annual compensation of participants in the plan plus 5% interest on the cumulative amount credited for prior years (together, the "Accrued Benefit"). The portion of the Accrued Benefit in excess of limitations imposed under
Section 401(a)(17) of the Code is accrued in Supplemental Plan B.

The estimated annual benefits payable upon normal retirement to the Named Executive Officers from the Cash Balance Plan and corresponding portion of Supplemental Plan B are as follows: $37,124 for Mr. Eigsti, $31,344 for Mr. Dickey, $8,645 for Mr. McLean, $9,942 for Mr. Zunker and $24,276 for Mr. Ruddy.

The balance of the 5% of net profits remaining (after crediting the Cash Balance Plan with 3% of the participants' annual compensation) is contributed to the Profit-Sharing Plan, up to a maximum of 12% of the participants' compensation, and allocated among participants based on their relative compensation for the year. The portions of the Profit-Sharing Plan contribution in excess of limitations imposed under Sections 415 and 401(a)(17) of the Code are credited to participants' accounts in Supplemental Plan A and Supplemental Plan B, respectively.

The Savings Plan is funded by voluntary employee contributions not to exceed 6% of compensation and contributions by the Corporation of 66 2/3% of the employee contributions. The portion of the employer contributions to the Savings Plan in excess of limitations imposed under Section 401(a)(17) of the Code is credited to the participants' accounts in Supplemental Plan B.

                          CHANGE IN CONTROL AGREEMENTS

Messrs. Eigsti, Dickey, Zunker and Ruddy are among several officers of the Corporation or its subsidiaries who have agreements which provide for payments to them under certain circumstances following a change in control of the Corporation (as defined in the agreements). Under the agreements, if the officer in question is discharged without cause, demoted or given other good reason to resign following a change in control of the Corporation or, in the case of the agreements with Messrs. Zunker and Ruddy, decide within one year following a change in control to resign, then the agreements call for a lump-sum cash payment of up to three times annual salary, continuation of life and health benefits for three years, payment for accrued vacation and sick leave, payment of amounts allocated under the Corporation's bonus plan, payment of amounts payable under any incentive plan, and payment of certain retirement benefits. In addition, the agreements with Messrs. Zunker and Ruddy provide that vesting of awards under the Corporation's incentive plans will occur and, should any excise tax be levied on payments made under the agreements, then an additional payment will be made so that the net payments received by the officer under the agreement will equal the amount that would have been paid had the excise tax not been levied.

In addition, the stock options awarded to the Named Executive Officers as well as other key employees under the SAFECO Incentive Plan of 1987 provide that following a change in control of the Corporation, there will be 100% vesting of options and stock appreciation rights which have been held for at least one year.

                              CERTAIN TRANSACTIONS

In the ordinary course of business, the Corporation and its subsidiaries enter into transactions with other business entities of which certain of the Corporation's directors and nominees for director are executive officers, partners or shareholders. The terms of all such transactions were as fair to the Corporation and its subsidiaries as could have been obtained from third parties.

Mrs. Runstad, a director of the Corporation, is a partner of the Seattle law firm of Foster Pepper & Shefelman, which received fees for legal services provided to the Corporation and its subsidiaries during 1996.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

The members of the Compensation Committee during 1996 were George H. Weyerhaeuser, Chairman, Phyllis J. Campbell, Robert S. Cline, John W. Ellis, and William G. Reed, Jr.

                PROPOSAL TO AMEND ARTICLE V OF THE CORPORATION'S
                       RESTATED ARTICLES OF INCORPORATION
          REGARDING THE FILLING OF VACANCIES ON THE BOARD OF DIRECTORS
                                  (PROPOSAL 2)

The Board of Directors of the Corporation has determined that an amendment to
Article V of the Corporation's Restated Articles of Incorporation is advisable and has voted to recommend it to the Corporation's shareholders for adoption. The amendment, if adopted, will establish the authority of the Board of Directors to fill vacancies on the Board of Directors and delete provisions regarding the term of a director elected to fill a vacancy in order to bring
Article V into conformity with current Washington state law.

The text of the proposed amendment to the Corporation's Restated Articles of Incorporation is attached as Appendix A.

PROVISIONS GOVERNING THE FILLING OF VACANCIES ON THE BOARD OF DIRECTORS

Article V, Section 1 of the Corporation's Restated Articles of Incorporation provides in part that the Board of Directors is divided into three classes consisting, as nearly as possible, of one-third of the total number of directors. Directors in each class are elected for three-year terms. Section 1 of Article V provides that if the number of directors in a class is increased, any additional director elected to fill a vacancy resulting from the increase shall hold office for a term that coincides with the remaining term of that class. Article V, Section 2 of the Corporation's Restated Articles of Incorporation provides that any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as the director's predecessor.

Under the Washington Business Corporation Act, the term of a director elected to fill a vacancy on the Board of Directors expires at the next shareholders' meeting at which directors are elected. Thus, both of the above provisions are inconsistent with current Washington state law governing the term of office of a director elected to fill a vacancy on the Board of Directors.

As proposed, Article V, Sections 1 and 2 of the Corporation's Restated Articles of Incorporation would each be amended to delete the provision governing the term of office of a director elected to fill a vacancy on the Board of Directors. Following the deletion of that provision, the term of any director elected to fill a vacancy on the Corporation's Board of Directors would expire at the next annual meeting of shareholders, as provided in the Washington Business Corporation Act, regardless of the reason for the vacancy.

Article V, Section 2 of the Corporation's Restated Articles of Incorporation also states that any vacancy on the Board of Directors resulting from an increase in the number of directors may be filled by a majority of the directors then in office, and any other vacancy on the Board of Directors may be filled by a majority of the directors then in office although less than a quorum. The proposed amendment would establish that any vacancy on the Board of Directors, regardless of the reason for the vacancy, shall be filled by the Board of Directors (or, if the directors in office constitute fewer than a quorum of the Board of Directors, then by the affirmative vote of the majority of all directors then in office).

Under the Washington Business Corporation Act, in the absence of a provision in the articles of incorporation to the contrary, vacancies on a corporation's board of directors may be filled by either the shareholders or the board of directors. As it currently exists, Article V, Section 2 of the Corporation's Restated Articles mentions only the ability of the directors to fill vacancies on the Board of Directors. It is silent as to whether the shareholders may fill vacancies on the Board. The proposed amendment will clarify that the directors have the exclusive authority to fill Board vacancies.

If the proposed amendment is approved, it will be effective upon the filing of Articles of Amendment with the Washington Secretary of State, which will be done as soon as practicable after approval of the proposal by the shareholders.

EFFECT OF PROPOSED AMENDMENT

To the extent the proposed amendment to Article V of the Restated Articles of Incorporation establishes that the directors have the exclusive right to fill vacancies on the Board of Directors, it eliminates any right of the shareholders to fill vacancies caused by an increase in the number of directors or the resignation or other termination of a director. At the same time, the proposed amendment will delete the provision in the Restated Articles of Incorporation that permits a director elected to fill a vacancy to have an initial term extending beyond the next annual meeting of shareholders. Following the amendment, a director elected to fill a vacancy, regardless of how arising, could not serve for more than one year without standing for reelection at the next shareholders' meeting at which directors are elected, as required by current Washington state law.

The Corporation is not aware of any effort to obtain control of the Corporation by a tender offer, proxy contest or otherwise, and the Corporation has no present intention to use the directors' right to fill vacancies on the Board of Directors for antitakeover purposes.

VOTE REQUIRED

In accordance with Article V, Section 4 of the Corporation's Restated Articles of Incorporation, the above-described amendment to the Corporation's Restated Articles of Incorporation requires the approval of 67% of the outstanding shares of the Corporation. See "Outstanding Shares and Vote Required."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION.

                          PROPOSAL TO AMEND ARTICLE II
                          OF THE CORPORATION'S BYLAWS
          REGARDING THE FILLING OF VACANCIES ON THE BOARD OF DIRECTORS
                                  (PROPOSAL 3)

The Board of Directors of the Corporation has determined that an amendment to
Article II, Sections 2 and 3 of the Corporation's Bylaws is advisable and has voted to recommend it to the Corporation's shareholders for adoption. The amendment, if adopted, will establish the authority of the Board of Directors to fill vacancies on the Board of Directors and delete provisions regarding the term of a director elected to fill a vacancy in order to bring Article II into conformity with current Washington state law.

The text of the proposed amendment to Article II, Sections 2 and 3 of the Corporation's Bylaws is attached as Appendix B.

BYLAW PROVISIONS GOVERNING THE FILLING OF VACANCIES ON THE BOARD OF DIRECTORS

Article II, Sections 2 and 3 of the Corporation's Bylaws contain provisions concerning the filling of vacancies on the Board of Directors and the term of a director elected to fill a vacancy which are identical to the provisions in
Article V, Sections 1 and 2 of the Corporation's Restated Articles of Incorporation. The proposed amendment to Article II, Sections 2 and 3 of the Corporation's Bylaws would have the same effect as the proposed amendment to the Corporation's Restated Articles of Incorporation. See "Provisions Governing the Filling of Vacancies on the Board of Directors" and "Effect of Proposed Amendment" under Proposal 2 above.

VOTE REQUIRED

Although bylaw amendments, in general, do not require shareholder approval,
Article XV, Section 2 of the Corporation's Bylaws requires shareholder approval of the proposed amendment to Article II, Sections 2 and 3 of the Corporation's Bylaws because the amendment affects the term of office of the directors by limiting the initial term of any director elected to fill a vacancy. See "Outstanding Shares and Vote Required."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND ARTICLE II OF THE CORPORATION'S BYLAWS.

                         PROPOSAL TO AMEND ARTICLE XII
                          OF THE CORPORATION'S BYLAWS
                       TO PROVIDE BROADER INDEMNIFICATION
                           TO DIRECTORS AND OFFICERS
                                  (PROPOSAL 4)

The Board of Directors of the Corporation has determined that an amendment to
Article XII of the Corporation's Bylaws (the "Indemnification Amendment") is advisable and has voted to recommend it to the Corporation's shareholders for adoption. The Indemnification Amendment, if adopted, will provide directors and officers broader indemnification rights.

Adoption of the proposed Indemnification Amendment is intended to encourage directors and officers to continue to make independent and forward-looking decisions on behalf of the Corporation and to enhance the Corporation's ability to continue to attract and retain qualified persons to serve as members of the Board of Directors and as officers. As discussed below, the Board of Directors believes that the best interests of the Corporation and its shareholders will be served by approval of the proposed Indemnification Amendment. The following discussion is qualified by and should be read in conjunction with the complete text of the proposed Indemnification Amendment, which is attached to this Proxy Statement as Appendix C.

INDEMNIFICATION OF DIRECTORS AND OFFICERS UNDER WASHINGTON LAW

Under the Washington Business Corporation Act, a Washington corporation may indemnify its directors and officers broadly, in actions brought by third parties, for judgments, penalties, fines, settlements and reasonable expenses if the Board of Directors, the shareholders or special legal counsel makes a determination that the director or officer acted in good faith and in a manner that was in the corporation's best interests or not opposed to such interests, or upon a determination by the court that the director or officer was successful in the defense of any proceeding or is otherwise entitled to indemnification ("Statutory Indemnification"). The scope of Statutory Indemnification, however, is limited in actions brought by or in the right of the corporation ("derivative actions") to the expenses of the successful defense of such actions. The Corporation's current indemnification provision, set forth in Article XII of the Bylaws, provides that such Statutory Indemnification is mandatory.

The proposed Indemnification Amendment is intended to implement another provision of the Washington Business Corporation Act that permits a Washington corporation, if authorized by its articles of incorporation or a bylaw or resolution adopted or ratified by the shareholders, to provide indemnification for any acts or omissions other than those finally adjudged to involve intentional misconduct, a knowing violation of the law, an unlawful distribution or the receipt of an improper personal benefit, unless such indemnification is otherwise prohibited by applicable law ("Shareholder-Approved Indemnification"). Written commentary by the drafters of the Washington Business Corporation Act, which has the status of legislative history, specifically states that Shareholder-Approved Indemnification permits a corporation to indemnify its directors and officers for amounts paid in judgments and settlements of derivative actions, provided that the director's or officer's conduct does not fall within one of the prohibited categories.

EFFECT OF PROPOSED AMENDMENT TO ARTICLE XII

Subject to the limitations imposed by applicable law, the proposed Indemnification Amendment will provide a clear and unconditional right to indemnification for all judgments, penalties, fines, settlements and reasonable expenses actually incurred by a person in connection with any actual or threatened proceeding (including any derivative action) by reason of the fact that the person is or was serving as a director or officer of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation or other entity, including an employee benefit plan. The Indemnification Amendment requires the Corporation in certain circumstances to pay in advance the reasonable expenses of the person to be indemnified.

The proposed Indemnification Amendment sets forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the Indemnification Amendment and specifies that such procedures are in lieu of the procedures required for Statutory Indemnification.

The Corporation has not received notice of any proceeding to which the Indemnification Amendment might apply. In addition, the Indemnification Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director, officer or potential director or officer of the Corporation.

The Corporation has included undertakings in various registration statements filed with the SEC that in the event a claim for indemnification is asserted by a director or officer relating to liabilities under the Securities Act, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification would be against public policy and will be governed by any final adjudication of such issue.

VOTE REQUIRED

Although bylaw amendments, in general, do not require shareholder approval, the Washington Business Corporation Act requires approval by a majority of the shares present, in person or by proxy, and entitled to vote at the meeting to implement the Indemnification Amendment. See "Outstanding Shares and Vote Required."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND ARTICLE XII OF THE CORPORATION'S BYLAWS.

                               PROPOSAL TO ADOPT
                  THE SAFECO LONG-TERM INCENTIVE PLAN OF 1997
                                  (PROPOSAL 5)

For 36 years the Corporation has had incentive plans to provide Common Stock to key employees through several types of awards, including stock options, RSRs and performance stock rights ("PSRs"). In 1961 the first stock option plan was approved by the shareholders. Subsequently, shareholders approved incentive plans in 1970, 1977 and 1987. These plans reflect the Board of Directors' continuing belief that ownership of Common Stock by key employees serves to provide those employees with a personal financial interest in the Corporation's success and enhances the Corporation's ability to attract, retain and motivate the Corporation's key employees. Since the authority to grant awards under the Current Plan will expire on May 5, 1997, the Compensation Committee of the Board of Directors recommended, and at its February 1997 meeting the Board of Directors adopted, subject to shareholder approval, the SAFECO Long-Term Incentive Plan of 1997 ("LTIP").

The LTIP authorizes issuance of up to 6,000,000 shares of Common Stock (about 4.8% of the number of shares of the Corporation's Common Stock currently outstanding). As of February 6, 1997, 1,315,374 shares remained available for new grants under the Current Plan. While the LTIP is largely the same as the Current Plan, it has been updated to comply with applicable law, to give the committee that administers it flexibility and to address interpretation issues that have arisen in connection with the Current Plan.

SUMMARY OF THE LONG-TERM INCENTIVE PLAN

The following summary of the LTIP is qualified in its entirety by reference to the complete text of the LTIP, which is attached to this Proxy Statement as Appendix D.

The purpose of the LTIP is to enhance the long-term profitability and shareholder value of the Corporation by offering incentives and rewards to selected eligible employees of the Corporation and its subsidiaries who are key to the Corporation's growth and success as an inducement to them to remain in the service of the Corporation and to acquire and maintain stock ownership in the Corporation.

The LTIP provides that a committee appointed by the Board of Directors (the "LTIP Committee") will be responsible for administering the LTIP and will have authority to approve grants of stock options, stock appreciation rights ("SARs"), RSRs and PSRs. The maximum number of shares of Common Stock with respect to which awards may be granted under the LTIP is 6,000,000, and of these, no more than 3,000,000 shares may be issued in connection with RSRs and PSRs. Each of these share limitations is subject to adjustment to reflect changes in the Corporation's capital structure. Any shares of stock covered by an award under the LTIP which subsequently cease to be subject to the award (other than because of exercise or settlement of the award in stock) will again be available for issuance in connection with future grants of awards under the LTIP.

The LTIP Committee will consist of not less than two members of the Board, each of whom is an "outside director" as defined in regulations promulgated under
Section 162(m) of the Code. In addition, if the LTIP Committee does not also consist solely of "non-employee directors" as defined in Rule 16b-3 under the Exchange Act, the LTIP will be administered by a subcommittee to be appointed by the Board of Directors consisting of at least two such non-employee directors. The LTIP Committee will have the authority to determine, in its sole discretion, all matters relating to awards under the LTIP, including the selection of individuals to be granted awards, the type of awards, the number of shares of Common Stock subject to an award, all terms, restrictions and limitations, if any, of an award, and the terms of any instrument that evidences an award. The LTIP Committee, in its sole discretion, may accelerate the exercisability of or waive any or all of the restrictions and conditions applicable to any award and may, with the consent of the holder, modify any agreement governing an award. The LTIP Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents. The LTIP Committee has the exclusive authority to interpret the LTIP and may adopt, amend and rescind rules and procedures relating to the LTIP. The LTIP Committee may delegate administrative duties to such of the Corporation's officers as it so determines, except that decisions concerning the terms and conditions of an award and the selection of recipients of awards may not be so delegated.

Awards under the LTIP may be granted only to salaried key management employees of the Corporation or its subsidiaries (including employees who are also directors) who, in the judgment of the LTIP Committee, will perform services of special importance in the management, operation and development of the business of the Corporation or the businesses of one or more of its subsidiaries. Options and PSRs cannot be granted during or after the calendar year in which the employee reaches age 65. Approximately 160 of the 7,500 employees of the Corporation and its subsidiaries hold awards granted under the Current Plan. It is not anticipated that every eligible employee will receive all the different types of awards available under the LTIP.

Under the LTIP, the exercise price of stock options and SARs may not be less than 100% of the fair market value of the underlying shares of Common Stock on the date of grant. On February 6, 1997, the last sale price of the Corporation's Common Stock, as reported on the Nasdaq National Market, was $38.50 per share. Stock options may be either incentive stock options or nonqualified stock options. The LTIP Committee has broad discretion as to the terms and conditions upon which options are exercisable, but under no circumstances may an option have a term exceeding ten years from the date it is granted. The option price may be paid in cash, in shares of Common Stock at their fair market value on the date of exercise, in a combination of cash and shares, or in such other form of consideration as the LTIP Committee in its discretion may permit. The maximum number of shares with respect to which stock options may be granted under the LTIP to any individual in any calendar year is 300,000 subject to adjustment to reflect changes in the Corporation's capital structure. Subject to applicable statutes and regulations, the Corporation and its subsidiaries may extend credit, arrange credit, guarantee obligations, and otherwise aid optionees to obtain financing of their purchases of Common Stock pursuant to options.

SARs may be granted in tandem with stock options. Upon the exercise of a tandem SAR, the holder is entitled to receive the difference between the aggregate option price of the shares that would have been received upon exercise of the related option and the fair market value of those shares on the date of exercise. The LTIP Committee has the discretion to pay the value of the SAR in cash, shares of Common Stock or a combination of cash and shares. In all other respects, a SAR will have the same terms as the related option.

RSRs entitle the holder to receive a stated number of shares of Common Stock if the holder remains continuously employed by the Corporation or one of its subsidiaries for a stated period of time or, following retirement, serves on the Board of Directors of the Corporation or in another capacity approved by the LTIP Committee. A holder of an RSR will not be entitled to any of the rights of a shareholder prior to settlement of the RSR at the end of the restricted period. During the restricted period, however, the Corporation will pay to the holder, as additional compensation, an amount in cash equal to the dividends that would have been payable during such period on the number of shares underlying the RSR.

PSRs entitle the holder to receive a stated number of shares of Common Stock if specified performance goals are met within a specified performance period. The LTIP Committee has discretion to determine the number of shares for each performance period and the duration of each performance period and to establish performance goals based on one or more of the following criteria with respect to the Corporation, a subsidiary, or an operating group, division, or unit of the Corporation or a subsidiary: net income, earnings per share, return on equity, return on assets, stock price appreciation, total shareholder return, cash flow, revenues, item count, market share, assets, assets under management, any profit-related ratio or calculation, or any growth, concentration-of-business or market-share ratio or calculation. Performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the LTIP Committee, relative to internal goals, or relative to levels attained in prior years. In the case of executive officers covered by Section 162(m) of the Code, the maximum number of shares payable under any PSR for the entire performance period covered by the PSR is 300,000, subject to adjustment to reflect changes in the Corporation's capital structure.

The LTIP Committee has authority to adjust performance goals during any performance period as it deems equitable in recognition of unusual or nonrecurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the LTIP Committee may determine; provided, however, that the LTIP Committee may not adjust performance goals for any participant who is a covered employee for purposes of Section 162(m) of the Code for the year in which a PSR is settled if the adjustment would increase the amount of compensation otherwise payable to the covered employee. As soon as practical after the end of a performance period, the LTIP Committee will determine the extent to which a PSR has been earned. To the extent the performance goals of a PSR are satisfied, the Corporation will settle the earned portion of the PSR by the issuance and delivery of unrestricted shares equal to the number of earned shares, by the payment of cash equal to the then fair market value of the earned shares, or by a combination of cash and shares, as requested by the holder of the PSR.

If the employment of a holder of a stock option or SAR is terminated, then, unless otherwise provided in the award agreement, the option or SAR may be exercised, to the extent exercisable at the date of termination, at any time within three months following the termination, subject to the following exceptions: First, if the termination is on account of retirement, then the option or SAR, to the extent exercisable at the date of termination, may be exercised at any time prior to the expiration of the award's stated term, but in no event later than the fifth anniversary of the termination date. Second, if the termination is on account of disability, then the option or SAR, to the extent exercisable at the termination date, may be exercised at any time within one year after the termination date. Third, if the termination is caused by the employee's death, then the option or SAR may be exercised at any time prior to the expiration of the term stated in the award agreement by the person(s) to whom the employee's rights pass by will or operation of law without regard to any continued employment or installment vesting requirements. Fourth, if the holder of an award dies following termination of employment and during the period in which the option or SAR is exercisable under either the first or second exception stated above, then, to the extent the option or SAR was vested at the date of the holder's termination, the option or SAR may be exercised at any time prior to expiration of the term stated in the award agreement by the person(s) to whom the holder's rights pass by will or operation of law.

If a holder of an RSR fails to satisfy the employment or service requirements of the RSR, the holder loses the right to receive stock or cash under the RSR, except that in the event a holder of an RSR is unable to satisfy such requirements because of death or disability, then as soon as practical following the date of death or the date of determination of disability (the "Disability Determination Date"), the holder or the personal representative of the holder's estate will be issued shares of Common Stock equal in number to the total number of unissued shares covered by the RSR or, in lieu thereof, at the request of the holder or personal representative, receive a cash payment equal to the fair market value of such shares (or any portion thereof) at the date of death or the Disability Determination Date, as the case may be.

If a PSR holder's employment terminates for any reason prior to the expiration of the performance period specified in the PSR, then, except to the extent the LTIP Committee may decide otherwise in select situations, the holder will lose all rights to thereafter receive any stock or payment under the PSR.

In the LTIP Committee's discretion, the grant of any award under the LTIP may be conditioned on the holder's agreement to forfeit unexercised awards and pay the value of exercised or settled awards to the Corporation in the event the holder engages in any activity in competition with the Corporation or otherwise contrary to the Corporation's interests while employed by the Corporation or one of its subsidiaries or within a specified period of time following termination of employment or the exercise or settlement of an award.

The awards authorized under the LTIP are subject to applicable tax withholding requirements and may not be assigned or transferred, except by the laws of descent and distribution, and are exercisable during the holder's lifetime only by the holder, except that the LTIP Committee in its discretion may permit certain awards to be transferred for estate planning purposes.

In the event the Corporation's outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares, dividend payable in shares, rights offering, change in the Corporation's corporate structure or otherwise, the LTIP Committee will make proportional adjustments to the maximum number and class of shares subject to the LTIP and to the maximum number and class of shares for which awards may be granted to any participant, as set forth in the LTIP. In addition, the LTIP Committee will make an appropriate adjustment to the number and class of shares as to which outstanding awards are exercisable and the per-share price of such shares in order to maintain the participant's proportionate interest, without any change in the total price applicable to the unexercised portion of any award.

If, while any award granted under the LTIP remains outstanding, a change in control (as defined in the LTIP) of the Corporation occurs, then:

    - All stock options and SARs outstanding at the time of the change in control will become exercisable in full immediately prior to the change in control.

    - All restrictions with respect to RSRs will lapse and all outstanding RSRs will be settled by a payment in cash to each holder of an RSR.

    - All outstanding PSRs, to the extent deemed earned, will become immediately payable in cash, with the remainder of each PSR canceled for no value.

    - All other restrictions on outstanding awards not described above will lapse, and such awards will be fully vested and nonforfeitable.

The LTIP may be amended or terminated at any time by the Board of Directors, provided that any amendment that would increase the number of shares which may be issued under the LTIP or materially modify the requirements as to eligibility for participation in the LTIP must receive the approval of the Corporation's shareholders at the next annual or special meeting of shareholders after adoption of the amendment by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

INCENTIVE STOCK OPTIONS. When an optionee exercises an incentive stock option while employed by the Corporation or one of its subsidiaries or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the optionee at that time. The excess (if any) of the fair market value of the shares acquired upon such exercise over the option price (the "Spread") will be an adjustment to the taxable income of the optionee for alternative minimum tax purposes. If the shares acquired upon exercise are not disposed of prior to the expiration of one year after the date of transfer and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option price of such shares will be long-term capital gain, and the Corporation will not be entitled to any tax deduction with respect to such gain. If the shares are disposed of prior to the expiration of such periods (a "disqualifying disposition"), the Spread (up to the amount of the gain on the disposition) will be ordinary income at the time of such disqualifying disposition, and the Corporation will be entitled to a tax deduction in a like amount. If an incentive stock option is exercised by the optionee more than three months (one year for disability) after termination of employment, the tax consequences are the same as described below for nonqualified stock options.

NONQUALIFIED STOCK OPTIONS. When an optionee exercises a nonqualified stock option, the difference between the option price and any higher fair market value of the shares on the date of exercise will be ordinary income to the optionee and will be allowed as a deduction to the Corporation for federal income tax purposes. When an optionee disposes of shares acquired by exercise of the option, any amount received in excess of the market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

STOCK-FOR-STOCK EXCHANGES. Additional special rules apply if the exercise price for an option is paid for in shares previously owned by the optionee rather than in cash.

RESTRICTED STOCK RIGHTS, STOCK APPRECIATION RIGHTS AND PERFORMANCE STOCK RIGHTS. Generally, when a participant exercises a SAR or receives payment with respect to RSRs or PSRs, the amount of cash and the fair market value of the shares received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Corporation.

The above discussion summarizes the federal income tax consequences of the LTIP based on current provisions of the Code, which are subject to change. The summary does not cover any state or local tax consequences of participation in the LTIP.

NEW PLAN BENEFITS

Since new awards under the LTIP will be discretionary, the Corporation cannot currently determine the number of awards which will be made pursuant to the LTIP during 1997. For purposes of comparison, the following table contains information about awards made during 1996 under the Current Plan to the Named Executive Officers and the groups indicated. Approximately 81 persons received awards under the Current Plan in 1996; it is not anticipated that the total number of persons receiving awards in 1997 under the LTIP and the Current Plan would be substantially greater. No non-officer nominee for election as a director or non-officer director of the Corporation received awards under the Current Plan in 1996 or 1997.

                            NEW PLAN BENEFITS TABLE
                      BENEFITS UNDER CURRENT PLAN IN 1996

                                                                  AVERAGE         NUMBER OF
                                         NUMBER OF SHARES OF  EXERCISE PRICE     RESTRICTED
                                            COMMON STOCK        OF OPTIONS      STOCK RIGHTS     NUMBER OF PERFORMANCE
NAME                                     UNDERLYING OPTIONS     GRANTED($)         GRANTED       STOCK RIGHTS GRANTED
---------------------------------------  -------------------  ---------------  ---------------  -----------------------
R. H. Eigsti...........................          50,000          $  32.125           11,500                    0
B. A. Dickey...........................          30,000             32.125            6,500                    0
D. D. McLean...........................               0                 NA            4,000                    0
R. E. Zunker...........................          15,000             32.125            3,500                    0
J. W. Ruddy............................          12,000             32.125            2,200                    0
All executive officers as a group......         122,000             32.125           30,500                    0
All other employees (including officers
  who are not executive officers) as a
  group................................         250,700              34.31           14,000                    0

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE SAFECO LONG-TERM INCENTIVE PLAN OF 1997.

                                    AUDITING

Ernst & Young LLP, the Corporation's independent auditors since 1987, has been selected by the Audit Committee to be the auditors for the current year, subject to the approval of the Board of Directors at its meeting on May 7, 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

The Corporation's 1998 Annual Meeting of Shareholders will be held on May 6, 1998. Under the federal proxy solicitation rules, in connection with preparation of proxy materials for the 1998 Annual Meeting of Shareholders, any proposal submitted by a shareholder for such meeting must be received by the Corporation by November 14, 1997.

               NOTICES OF BUSINESS TO BE BROUGHT BY SHAREHOLDERS
                              AT AN ANNUAL MEETING

The Corporation's Bylaws provide that shareholders may nominate persons for election to the Board of Directors only if a written notice of intention to nominate has been received by the secretary to the Board of Directors at SAFECO Plaza, Seattle, Washington 98185, not less than 60 days nor more than 90 days before the scheduled date of the Annual Meeting of Shareholders. The notice must contain the name, address, telephone number, and number of shares of Common Stock owned by the nominating shareholder and the information relating to each nominee required with respect to nominees for director under the federal proxy solicitation rules. The notice of nomination must be accompanied by each nominee's written consent to being a nominee and statement of intention to serve as a director if elected.

The Corporation's Bylaws further provide that for a shareholder to bring other business before an Annual Meeting of Shareholders, the shareholder must file a written notice of intention to bring such business with the Secretary of the Corporation at SAFECO Plaza, Seattle, Washington 98185, within the time frame described above. The notice must contain the name, address, telephone number and number of shares of Common Stock owned by the shareholder intending to bring such business before the meeting, a description of the business and reasons for conducting it at the meeting, and any material interest of the shareholder in such business.

                                 OTHER MATTERS

THE CORPORATION FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SEC. A COPY OF THE CORPORATION'S MOST RECENT FORM 10-K REPORT WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER WHO MAKES WRITTEN REQUEST TO ROD A. PIERSON, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SAFECO CORPORATION, SAFECO PLAZA, SEATTLE, WASHINGTON 98185.

The Board is not aware of any other matters to be presented for action at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the enclosed proxy will vote all proxies in accordance with their best judgment.

All shares represented by the enclosed proxy, if returned prior to the Annual Meeting, will be voted in the manner specified by the shareholder. If neither a specific instruction is given nor authority withheld, the proxy will be voted for Proposals 1 through 5.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                     [SIGNATURE]
Seattle, Washington                  Roger H. Eigsti
March 14, 1997                       Chairman and Chief Executive Officer

                                                                      APPENDIX A

                         TEXT OF PROPOSED AMENDMENT TO
              THE CORPORATION'S RESTATED ARTICLES OF INCORPORATION
          REGARDING THE FILLING OF VACANCIES ON THE BOARD OF DIRECTORS

Article V, Sections 1 and 2 of the Corporation's Restated Articles of Incorporation, if amended, would provide as follows:

        1. The number of directors constituting the Board of Directors of the corporation shall be fixed in the manner provided in the bylaws. A director need not be a shareholder. The directors shall be divided into three classes, designated Class 1, Class 2 and Class 3. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1986 annual meeting of shareholders, Class 1 directors shall be elected for a one-year term, Class 2 directors for a two-year term and Class 3 directors for a three-year term. At each succeeding annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which the director's term expires and until the director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

        2. Any vacancy on the Board of Directors shall be filled by the Board of Directors or, if the directors in office constitute fewer than a quorum of the Board of Directors, then by the affirmative vote of the majority of all directors in office.
--------------------------------------------------------------------------------
LANGUAGE THAT WILL BE ELIMINATED IS PRECEDED BY A "<#>" AND FOLLOWED BY A
"</#>".
--------------------------------------------------------------------------------

                                                                      APPENDIX B

                         TEXT OF THE PROPOSED AMENDMENT
                   TO ARTICLE II OF THE CORPORATION'S BYLAWS
          REGARDING THE FILLING OF VACANCIES ON THE BOARD OF DIRECTORS

Article II, Sections 2 and 3 of the Corporation's Bylaws, if amended, would provide as follows:

2. ELECTION--TERM OF OFFICE. The directors shall be divided into three classes, designated Class 1, Class 2, and Class 3. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which the director's term expires and until the director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. In the event of a failure to hold an election of directors at any annual stockholders' meeting, election of directors may be held at a special meeting of the stockholders called for that purpose, provided that notice thereof be given all stockholders entitled to vote at such meeting at least 30 days prior to the date set for such special meeting.

3. VACANCIES. Any vacancy on the Board of Directors shall be filled by the Board of Directors or, if the directors in office constitute fewer than a quorum of the Board of Directors, then by the affirmative vote of the majority of all directors in office.

                                                                      APPENDIX C

                         TEXT OF THE PROPOSED AMENDMENT
                   TO ARTICLE XII OF THE CORPORATION'S BYLAWS
              REGARDING INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article XII of the Corporation's Bylaws, if amended, would provide as follows:

                                  ARTICLE XII
                                INDEMNIFICATION

1. DIRECTORS. (a) Each person who was or is a party to any proceeding (whether brought by or in the right of the corporation or otherwise) by reason of the fact that he or she is or was a director of the corporation, or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan (an "Indemnitee"), whether the basis of a proceeding is an alleged action in an official capacity as such a director, officer, partner, trustee, employee, or agent or in any other capacity while serving as such a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the corporation against all judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the Indemnitee in connection with such proceeding. Except as provided in paragraph (d) of this
Section 1 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any Indemnitee only if the proceeding (or part thereof) was authorized or ratified by the Board of Directors.

    (b) No indemnification shall be provided to any Indemnitee for acts or omissions of the Indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the Indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such Indemnitee personally received a benefit in money, property or services to which the Indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification, except that if
Section 23B.08.560 or any successor provision is hereafter amended, the restrictions on indemnification set forth in this paragraph (b) shall be as set forth in such amended statutory provision.

    (c) The right to indemnification conferred under this Article XII shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition. An advancement of expenses shall be made upon delivery to the corporation of an undertaking, by or on behalf of an Indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article XII.

    (d) If a claim under this Section 1 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. An Indemnitee shall be presumed to be entitled to indemnification under this Article XII upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the corporation), and the corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.

2. OFFICERS. The corporation shall extend rights to indemnification and advancement of expenses in the same manner and to the same extent provided to directors under Section 1 of this Article to any person, not a director of the corporation, who is or was an officer of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan .

3. OTHER EMPLOYEES AND AGENTS. The corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (i) with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors;
(ii) pursuant to rights provided by the Washington Business Corporation Act; or
(iii) as are otherwise consistent with law.

4. DEFINITIONS. For purposes of this Article XII, the terms "director," "corporation," "expenses," "party" and "proceeding" have those meanings assigned to them in Section 23B.08.500 of the Washington Business Corporation Act.

5. SERVICE AT THE REQUEST OF THE CORPORATION. Any person who, while a director, officer or employee of the corporation, is or was serving (a) as a director or officer of another corporation of which a majority of the shares entitled to vote is held by the corporation or (b) as a partner, trustee or otherwise in a management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly-owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation.

6. PROCEDURES EXCLUSIVE. Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and advancement of expenses set forth in this Article are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

7. NOT EXCLUSIVE--CONTINUING RIGHT. The indemnification provided by this Article shall not be deemed exclusive of other rights to which the director, officer, employee or agent may be entitled as a matter of law or by contract, and shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8. INSURANCE. The corporation may maintain insurance at its expense to protect itself and any director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act.

                                                                      APPENDIX D

                    SAFECO LONG-TERM INCENTIVE PLAN OF 1997

1.  PURPOSE

The purpose of the SAFECO Long-Term Incentive Plan of 1997 (the "Plan") is to enhance the long-term profitability and shareholder value of SAFECO Corporation (the "Company") by offering incentives and rewards to selected eligible employees of the Company and its Subsidiaries (as defined in Section 2) who are key to the Company's growth and success as an inducement to them to remain in the service of the Company and to acquire and maintain stock ownership in the Company.

2.  DEFINITIONS

    (a) "AFFILIATE" means a person controlling, controlled by or under common control with the Company.

    (b) "AWARD" shall mean any award or grant made pursuant to the Plan, including, without limitation, awards or grants of stock options, stock appreciation rights, restricted stock rights, performance stock rights or any combination of the foregoing. Awards may be granted singly, in combination, or in tandem so that the settlement or payment of one automatically reduces or cancels the other.

    (c) "AWARD AGREEMENT" means a written agreement between the Company and a Plan participant evidencing an Award.

    (d) "BENEFICIAL OWNER" has the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (e) "CHANGE IN CONTROL" shall be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:

        (i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (iii) of this Section 2(e); or

        (ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date the Plan is adopted by the Company's shareholders, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

       (iii) There is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, OTHER THAN (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the

             Company or any Subsidiary at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

        (iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

       Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Company's common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the Company's assets immediately following such transaction or series of transactions.

    (f) "COMMITTEE" shall mean the committee or sub-committee described in
       Section 3 selected by the Company's Board of Directors to administer the Plan.

    (g) "FAIR MARKET VALUE" shall mean, with respect to the Company's common stock, the price at which the last trade of the Company's common stock was made prior to 1:00 p.m. West Coast time on the Nasdaq Stock Market on the date in question.

    (h) "PERSON" for purposes of Section 2(e) means any person (as defined in Section 2(a)(9) of the Exchange Act, as such term is modified in Section 13(d) and 14(d) of the Exchange Act) OTHER THAN (i) any employee plan established by the Company, (ii) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company.

    (i) "RETIREMENT" shall mean a termination of employment with the Company or a Subsidiary occurring on or after an individual attains age 65, or such other termination of employment as the Committee may approve as a retirement from time to time for purposes of the Plan.

    (j) "SUBSIDIARY" shall mean any corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote is directly or indirectly owned by the Company.

3.  ADMINISTRATION

    (a) The Plan shall be administered by a Committee to be appointed from time to time by the Company's Board of Directors and shall consist of at least two members of the Board, each of whom is an "outside director" as defined in regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, if the Committee does not also consist solely of "non-employee directors" as defined in Rule 16b-3 under the Exchange Act, the Plan shall be administered with respect to individuals subject to Section 16 of the

       Exchange Act by a sub-committee of the Committee to be appointed from time to time by the Company's Board of Directors and consisting of at least two members of the Board, each of whom is a "non-employee director."

    (b) Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have the exclusive authority to determine, in its sole discretion, all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards; the type of Awards; the number of shares of common stock subject to an Award; all terms, conditions, restrictions and limitations, if any, of an Award; and the terms of any instrument that evidences the Award. The Committee may, in its discretion, accelerate the exercisability of or waive any or all of the restrictions and conditions applicable to any Award and may, with the consent of the holder, modify any agreement governing an Award. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents on the deferred payment. Any deferred payment may require the payment to be forfeited under certain circumstances in accordance with
       Section 15. The Committee shall also have exclusive authority to interpret the Plan and may adopt, amend and rescind rules and procedures relating to the Plan. The Committee may delegate administrative duties to such of the Company's officers as it so determines; provided, however, that decisions concerning the terms and conditions of an Award and the selection of recipients of Awards shall not be delegated.

    (c) The Board of Directors shall designate one member of the Committee as its Chair, and the Committee shall hold its meetings at such times and places as it shall deem advisable. At least one-half of its members shall constitute a quorum for the conduct of business, and any decision or determination approved by a majority of members present at any meeting in which a quorum exists shall be deemed to have been made by the Committee. In addition, any decision or determination reduced to writing and signed by all of the members shall be deemed to have been made by the Committee. The Committee may appoint a secretary, shall keep minutes of its meetings, and may make such rules and regulations for the conduct of its business and for the carrying out of the Plan as it deems appropriate.

    (d) The interpretation and construction by the Committee of any provisions of the Plan and of Awards thereunder and all actions taken and determinations made by the Committee pursuant to the Plan shall be final and conclusive on all persons having any interest therein.

    (e) Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants in the Plan.

4.  SHARES SUBJECT TO PLAN

    (a) Subject to the provisions of Section 21 (relating to adjustments due to changes in capital structure), a maximum of 6,000,000 shares of the Company's common stock shall be available for issuance pursuant to Awards under the Plan. No more than 3,000,000 shares may be issued in connection with restricted stock rights and performance stock rights granted under the provisions of Sections 12 and 13.

    (b) Any shares of the Company's common stock that have been made subject to an Award and that subsequently cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares of common stock) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4(c), any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

    (c) Subject to the provisions of Section 21 (relating to adjustments due to changes in capital structure), the maximum number of shares with respect to which options may be granted under the Plan to any individual during any calendar year is 300,000, and the maximum number of shares payable under a performance stock right for any Performance Cycle (as defined in Section 13(a)) is 300,000 shares, or in the event the performance stock right is paid in cash, the equivalent cash value on the date the performance stock right would otherwise be settled in shares, such limitations to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

5.  ELIGIBILITY

Awards may be granted only to salaried key management employees of the Company or a Subsidiary (including salaried employees who are also directors) who, in the judgment of the Committee, will perform services of special importance in the management, operation and development of the business of the Company or the businesses of one or more of its Subsidiaries, provided the grant date for options and performance stock rights for an employee shall not occur during or after the calendar year in which the employee reaches the age of 65.

6.  PRICE AND TERM OF OPTIONS

    (a) The exercise price for shares purchased under each option will be determined by the Committee but shall not be less than 100% of the Fair Market Value of the shares of stock covered by the option on the date of grant of the option.

    (b) The term of each option shall be as determined by the Committee, but not in excess of ten years from the date it is granted. An option granted for an initial term of less than ten years may be extended by amendment for a period of up to ten years from the date of the initial grant, provided that no such amendment of an incentive stock option shall be made without the prior consent of the optionee.

7.  LIMITATIONS ON EXERCISE OF OPTIONS

    (a) Any minimum period during which an optionee must be continuously employed prior to an option becoming exercisable and the increments in which an option will become exercisable shall be set forth in the Award Agreement evidencing the option. Such provisions may be waived or modified by the Committee at any time. Absence on leave shall not be deemed an interruption of employment for purposes of the Plan, except that with respect to incentive stock options a leave of absence shall be subject to any requirements of Section 422 of the Code.

    (b) With respect to incentive stock options granted to an employee under the Plan, to the extent the aggregate Fair Market Value (determined at the time the options are granted) of the stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year (under the Plan and all other stock option plans of the Company and its Subsidiaries) exceeds $100,000, such portion in excess of $100,000 shall be treated as a nonqualified stock option.

8.  METHOD OF EXERCISE

Each exercise of an option granted hereunder, whether in whole or in part, shall be by written notice to the Chief Executive Officer of the Company designating the number of shares as to which the option is exercised, and shall be accompanied by payment in full for the number of shares so designated. Stock to be purchased under an option may be paid for in cash, in shares of the Company's common stock (either through physical delivery or by attestation) at their Fair Market Value on the date of exercise, or in a combination thereof, or in such other consideration as the Committee in its discretion may permit.

Fractional shares may not be purchased under an option, and fractional shares may not be delivered to the Company for payment of the option price.

9.  FORM OF OPTION AGREEMENT

Each Award Agreement evidencing an option shall contain the essential terms of the option and such other provisions as the Committee shall from time to time determine, but such Award Agreements need not be identical. If the option is an incentive stock option, the Award Agreement shall contain such terms and provisions relating to exercise and otherwise as may be necessary to render it an incentive stock option under the applicable provisions of the Code (presently
Section 422 thereof), and the regulations thereunder.

10. FINANCING OF OPTIONS

The Company declares its belief that the purposes of the Plan can be fully achieved only if those employees to whom options are granted hereunder are able financially to purchase the stock covered by their options should they wish to do so. Thus, within the limits of and in compliance with applicable statutes and regulations, the Company and its Subsidiaries may extend credit, arrange credit, guarantee obligations, and otherwise aid such employees in needed financing of their purchases of stock pursuant to options.

11. STOCK APPRECIATION RIGHTS

    (a) In connection with the grant of any stock option, the Committee may grant a stock appreciation right ("SAR") pursuant to which the optionee shall have the right to surrender all or part of such stock option and to exercise the SAR and thereby obtain payment of an amount equal to the difference between the aggregate option price of the shares so surrendered and the Fair Market Value of such shares on the date of surrender. In all other respects, a SAR will have the same terms and provisions as the related option.

    (b) The exercise of a SAR shall be by written notice to the chief executive officer of the Company designating the number of shares as to which the SAR is exercised and shall be subject to such limitations as the Committee may deem appropriate. Payment to the holder upon the call of a SAR may be made in shares of the Company's common stock (at their Fair Market Value on the date of exercise), in cash, or partly in shares and partly in cash, at the discretion of the Committee.

12. RESTRICTED STOCK RIGHTS

    (a) The Committee may grant any eligible employee restricted stock rights ("RSRs") which entitle such employee to receive a stated number of shares of the Company's common stock if the employee for a stated period remains continuously employed by the Company or a Subsidiary or, following the employee's Retirement, serves on the Board of Directors of the Company or in another capacity approved by the Committee (the "Restricted Period"). At the time an RSR is issued, the Committee shall designate the length of the Restricted Period and the service that will qualify under the Restricted Period; provided, however, in no event may the Restricted Period extend beyond the fifth anniversary date of the employee's termination of employment. The Committee shall also have full and final authority to select the employees who receive RSRs, to specify the number of shares of stock subject to each RSR, and to establish the other terms, conditions and definitions that govern RSRs.

    (b) The Company shall pay to each holder of an unexpired RSR during the Restricted Period, as additional compensation, an amount of cash equal to the dividends that would have been payable to the holder of the RSR during the Restricted Period if the holder had owned the stock subject to the RSR. Such amount shall be paid as near in time as reasonably practical to the applicable dividend payment dates.

    (c) At the expiration of each Restricted Period and provided all conditions relating to an RSR have been met, the Company shall issue to the holder the shares of stock which relate to such Restricted Period or, at the request of the holder, make a payment of an amount equal to the Fair Market Value of such shares (or any portion thereof) determined as of the settlement date or, alternatively, over such period as may be established by the Committee at the time of grant.

    (d) Upon grant of an RSR, the Company shall deliver to the recipient an Award Agreement which sets forth the terms and conditions of the RSR.

13. PERFORMANCE STOCK RIGHTS

    (a) The Committee may grant to an eligible employee performance stock rights ("PSRs") which entitle such employee to receive a stated number of shares of the Company's common stock if the employee attains certain specified performance goals ("Performance Goals") within a stated performance period (a "Performance Cycle"). The Committee shall have full and final authority to select the employees who receive PSRs, to specify the number of shares of stock subject to each such right, to establish the Performance Goals, to establish the Performance Cycle and to establish the terms, conditions and definitions that govern such rights.

    (b) The Committee shall establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals selected by the Committee may include performance criteria for the Company, a Subsidiary, or an operating group, division, or unit of the Company or a Subsidiary. During any Performance Cycle, the Committee may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine; provided, however, that the Committee may not adjust Performance Goals for any participant who is a covered employee for purposes of Section 162(m) of the Code for the year in which such Performance Award is settled in such a manner as would increase the amount of compensation otherwise payable to such covered employee.

    (c) As soon as practical after the end of a Performance Cycle, the Committee shall determine the extent to which a PSR has been earned on the basis of performance in relation to the established Performance Goals. To the extent that the Performance Goals of a PSR are satisfied, the Company shall settle the earned portion of the PSR by the issuance and delivery of unrestricted shares equal to the number of earned shares, by the payment of cash equal to the Fair Market Value of the earned shares on the date the PSR would otherwise be settled in shares, or by a combination of cash and shares, as requested by the holder. If the Performance Goals are not met by the expiration of the Performance Cycle, the PSR shall expire and the holder thereof shall have no further rights thereunder.

    (d) Upon granting a PSR, the Company shall issue to the recipient an Award Agreement which sets forth the terms and conditions of the PSR.

    (e) The Performance Goals shall be any one or a combination of net income, earnings per share, return on equity, return on assets, stock price appreciation, total shareholder return, cash flow, revenues, item count, market share, assets, assets under management, any profit-related ratio or calculation, or any growth, concentration-of-business or market-share ratio or calculation. Such Performance Goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals, or relative to levels attained in prior years. The Committee will establish specific Performance Goals for each PSR not later than 90 days after the beginning of the Performance Cycle for the Award.

    (f) The Company shall not make dividend equivalent payments with respect to shares subject to PSRs.

14. TERMINATION OF EMPLOYMENT, RETIREMENT, DISABILITY AND DEATH

    (a) In the event the employment of a Plan participant by the Company or a Subsidiary terminates, then unless otherwise provided in the Award Agreement, any unexercised option or SAR granted to such participant may be exercised, BUT ONLY TO THE EXTENT EXERCISABLE ON THE DATE OF TERMINATION OF EMPLOYMENT, at any time within three months following such termination of employment, EXCEPT THAT:

        (i) If the participant's termination of employment is on account of RETIREMENT, then the option or SAR, to the extent exercisable at the date of termination of employment, may be exercised at any time prior to the expiration of its stated term, but in no event later than the fifth anniversary date of the participant's termination of employment.

        (ii) If the participant's termination of employment is on account of a permanent and total DISABILITY within the meaning of Section 22(e)(3) of the Code, then the option or SAR, to the extent exercisable at the date of termination of employment, may be exercised at any time within one year after the date of termination.

       (iii) If the participant's termination of employment is caused by the DEATH of the participant, then the option or SAR may be exercised at any time prior to the expiration of the term stated in the Award Agreement by the person(s) to whom the participant's rights pass by will or by operation of law without regard to any requirements related to continued employment or installment vesting.

        (iv) If the participant DIES FOLLOWING TERMINATION of employment and during the period in which the option or SAR is exercisable under paragraph (i) or (ii) of this Section 14(a), then, to the extent the option or SAR was vested at the date of the participant's termination of employment, the option or SAR may be exercised at any time prior to the expiration of the term stated in the Award Agreement by the person(s) to whom the participant's rights pass by will or by operation of law.

    (b) Any portion of an option or SAR that is not exercisable on the date of termination of the participant's employment shall terminate on such date, unless the Committee determines otherwise.

    (c) To the extent that the option or SAR of any deceased or disabled participant or of any participant whose employment has terminated shall not have been exercised within the time periods provided above, all further rights to exercise such option or SAR shall terminate at the expiration of the applicable period.

    (d) In the event a holder of an RSR issued under the provisions of Section 12 fails to satisfy the employment or service requirements of the RSR, such holder shall lose the right to receive stock or cash under the provisions of the RSR, EXCEPT THAT in the event a holder of an RSR is unable to satisfy such requirements because of death or disability within the meaning of Section 22(e)(3) of the Code, then as soon as practical following the date of death or the date of determination of disability (the "Disability Determination Date"), the holder or the personal representative of the holder's estate, as the case may be, shall be issued shares of the Company's common stock equal in number to the total number of unissued shares covered by such RSR or, in lieu thereof, at the request of such holder or personal representative, receive a cash payment equal to the Fair Market Value of such shares (or any portion thereof) at the date of death or the Disability Determination Date, as the case may be. Such shares shall be issued or payment made without regard to any employment or other service requirement stated in the RSR.

    (e) Except as provided in Section 22, in the event the employment of an employee who holds a PSR granted under the provisions of Section 13 terminates for any reason prior to the expiration of the Performance Cycle specified in the PSR, then, except to the extent the Committee may decide otherwise in select situations, such employee shall lose all rights to thereafter receive any stock or payment under such PSR.

    (f) If a corporation ceases to be a Subsidiary of the Company, then, except to the extent the Committee determines otherwise, employees of such corporation shall be deemed to have terminated their employment with the Company or a Subsidiary of the Company for purposes of this Section 14 as of the date such corporation's status as a Subsidiary terminates.

15. FORFEITURE

Subject to the Committee's discretion, the grant of any Award under the Plan may be conditioned on the participant's agreement to forfeit unexercised Awards and pay the value of previously exercised or settled Awards to the Company in the event that the participant engages in any activity in competition with the Company or otherwise contrary to the Company's interests while employed by the Company or a Subsidiary or within a specified period following termination of employment or exercise or settlement of an Award.

16. TRANSFERABILITY

Except as otherwise provided in this Section 16, Awards shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of a participant only by the participant or, in the event the participant becomes legally incompetent, by the participant's guardian or legal representative. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Committee, in its discretion, may provide in any Award Agreement or otherwise that the Award is transferable, without payment of consideration, (i) to immediate family members (including grandchildren) of the participant or (ii) to a trust or trusts for the benefit of such family members or (iii) to a partnership or similar organization composed of such family members ("Permitted Family Transferees"). Any Award assigned or transferred to Permitted Family Transferees shall be subject to all the same terms and conditions contained in the Award Agreement, and the events of termination of employment stated in Section 14 shall continue to be applied with respect to the original Award recipient, following which termination the Award shall be exercisable by the transferee only to the extent and for the periods specified in Section 14.

17. WITHHOLDING

The Company may require the holder of an Award to pay to the Company the amount of any taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of an Award. The Company shall have the right to withhold from any Award or any shares of stock issuable pursuant to an Award an amount equal to such taxes.

18. RIGHTS AS SHAREHOLDER

Neither a person to whom an Award is granted, nor such person's legal representative, heir, legatee, distributee or Permitted Family Transferee shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such Award until after the shares are issued.

19. AMENDMENTS TO THE PLAN

The Company's Board of Directors may from time to time make such amendments to the Plan as it may deem proper and in the best interests of the Company or a Subsidiary, provided that:

    (a) No amendment shall be made which would impair, without the consent of the applicable participant, any Award previously granted under the Plan or deprive any participant of any shares of stock of the Company which the participant may have acquired through or as a result of the Plan.

    (b) Any such amendment which would (i) increase the number of securities which may be issued under the Plan or (ii) materially modify the requirements as to eligibility for participation in the Plan shall be submitted to the shareholders of the Company for their approval at the next annual or special meeting after adoption by the Board of Directors, and if such shareholder approval is not obtained, the amendment, together with any actions taken under the Plan on the necessary authority of such amendment, shall be null and void.

20. TERMINATION OF THE PLAN

The Plan shall remain in effect until Awards have been granted covering all the shares of the Company's common stock authorized under Section 4(a) or until the Plan is otherwise terminated by the Company's Board of Directors; provided, however, that no incentive stock option shall be granted more than ten years after the date on which the Plan is approved by the shareholders of the Company, I.E., the effective date of the Plan. Termination of the Plan shall not affect outstanding Awards.

21. CHANGES IN CAPITAL STRUCTURE

Except as otherwise provided in Section 22, in the event the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares, dividend payable in shares, rights offering, change in the corporate structure of the Company, or otherwise, then the Committee shall make proportional adjustments to the maximum number and class of shares subject to the Plan and to the maximum number and class of shares with respect to which Awards may be granted or paid to any individual participant as set forth in Sections 4(a) and (c). In addition, the Committee shall make an appropriate adjustment to the number and class of shares as to which outstanding Awards, or portions thereof then unexercised, shall be exercisable or settled and the per share price of such shares, to the end that the participant's proportionate interest shall be maintained as before the occurrence of such event, without any change in the total price applicable to the unexercised portion of any Award. Any such adjustment made by the Committee shall be conclusive.

22. CHANGE IN CONTROL

    (a) Notwithstanding any other provision of the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a Change in Control of the Company shall occur, then:

        (i) All options and SARs granted under the Plan that are outstanding at the time of such Change in Control shall become exercisable in full immediately prior to the Change in Control;

        (ii) To the extent deemed earned, each outstanding PSR shall become immediately payable in cash, and the remainder of each outstanding PSR shall be canceled for no value. All outstanding PSRs shall be deemed to have been earned to the extent of the greater of:

           (1) The number of shares of the Company's common stock determined by the Committee based on the extent to which the Performance Goals specified in the Award Agreement have been achieved during the portion of the Performance Cycle ending on the last day of the last fiscal quarter of the Company ending on or before the date of the Change in Control; or

           (2) The number of shares of the Company's common stock equal to the product of the target shares identified in the Award Agreement multiplied by a fraction with a numerator equal to the whole number of calendar months beginning with the month in which the Award was granted and ending on the date of the Change in Control and a denominator equal to the whole number of calendar months in the entire Performance Cycle specified in the Award Agreement.

       (iii) All restrictions with respect to RSRs shall lapse and all outstanding RSRs shall be settled by a payment in cash to each holder of such Award; and

        (iv) All other restrictions with respect to outstanding Awards not described in paragraphs (i) through (iii) of this Section 22(a) shall lapse, and such Awards shall be fully vested and nonforfeitable.

    (b) For purposes of this Section 22, with respect to determining the cash equivalent value of an RSR or PSR or the spread payable upon exercise of a SAR, the Fair Market Value of a share of the Company's stock shall be deemed to equal the greater of (i) the Fair Market Value of a share of stock as of the date on which a Change in Control occurs and (ii) the price of a share of stock which is paid or offered to be paid, by any Person or entity, in connection with any transaction which constitutes a Change in Control.

    (c) The phrase "immediately prior to the Change in Control" shall be understood to mean sufficiently in advance of a Change in Control to permit the holder of an Award to take all steps reasonably necessary to exercise all options and SARs and take any actions with respect to the shares of stock underlying Awards of any nature so that such shares may be treated in the same manner as the shares of stock of other shareholders in connection with the Change in Control.

23. APPROVALS

The obligations of the Company under the Plan shall be subject to the approval of such state or federal authorities or agencies, if any, as may have jurisdiction in the matter. Shares shall not be issued with respect to an Award unless the exercise and the issuance and delivery of the shares comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the Code, the respective rules and regulations promulgated thereunder, and the requirements of any stock exchange or market on which the shares may then be listed or traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability for the nonissuance or sale of such shares. The Board of Directors may require any action or agreement by a holder of an Award as may from time to time be necessary to comply with the federal and state securities laws. The Company shall not be obliged to register stock issued under the Plan or options or any other rights to acquire stock granted under the Plan.

24. EMPLOYMENT RIGHTS

Nothing in this Plan or any Award granted pursuant hereto shall confer upon any employee any right to be continued in the employment of the Company or any Subsidiary of the Company or to interfere in any way with the right of the Company, in its sole discretion, to terminate such employee's employment at any time.

25. EFFECTIVE DATE OF THE PLAN

The effective date of this Plan is May 7, 1997.

                             SAFECO CORPORATION
       Proxy Solicited on Behalf of the Board of Directors of the Corporation
                    for the Annual Meeting of Shareholders
                                May 7, 1997



                                    PROXY

The undersigned hereby appoints Roger H. Eigsti, John W. Ellis, Joshua Green III, Judith M. Runstad and George H. Weyerhaeuser, each with full power of substitution, as the true and lawful attorneys, agents and proxies for the undersigned, to represent and vote the undersigned's shares at the Annual Meeting of Shareholders of SAFECO Corporation to be held at the SAFECO Auditorium, SAFECO Plaza, Seattle, Washington, at 11:00 a.m. on May 7, 1997, or any adjournment or postponement thereof, and to represent and vote all of the shares the undersigned would be entitled to vote if personally present in the transaction of such business as may properly come before the meeting.


                                CHANGE OF ADDRESS

          -------------------------------------------------------------

          -------------------------------------------------------------

          -------------------------------------------------------------
          (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies named above cannot vote your shares unless you sign and return this card.



                                                                SEE REVERSE
                                                                    SIDE

/X/  Please mark your votes as in this example.

     (The Board of Directors recommends a vote "FOR" Items 1 through 5.)

                            FOR    WITHHELD   Nominees:
1.   Election of Directors  / /      / /      Robert S. Cline
                                              Joshua Green III
                                              William G. Reed, Jr.
                                              Judith M. Runstad
                                              George H. Weyerhaeuser


     For, except vote withheld from the following nominee(s):

     --------------------------------------------------------

2. To approve an Amendment to Article V of the Corporation's Restated Articles of Incorporation regarding the filling of vacancies on the Board of Directors.

                            FOR    AGAINST    ABSTAIN
                            / /      / /        / /


3. To approve an Amendment to Article II of the Corporation's Bylaws regarding the filling of vacancies on the Board of Directors.

                            FOR    AGAINST    ABSTAIN
                            / /      / /        / /


4. To approve an Amendment to Article XII of the Corporation's Bylaws to provide broader indemnification to directors and officers.

                            FOR    AGAINST    ABSTAIN
                            / /      / /        / /


5.   To approve the SAFECO Long-Term Incentive Plan of 1997.

                            FOR    AGAINST    ABSTAIN
                            / /      / /        / /


/   / Change of Address
      on Reverse Side

This proxy when properly executed will be voted in the manner directed herein. IN THE EVENT THAT NO DESIGNATION (I.E., "FOR," "WITHHELD," "AGAINST," "ABSTAIN") IS MADE, THE PROXIES NAMED ON THE REVERSE SIDE INTEND TO VOTE THE SHARES TO WHICH THIS PROXY RELATES "FOR" ITEMS 1 THROUGH 5. The proxies will vote in their discretion on any other matters properly coming before the meeting. The signer hereby revokes all prior proxies given by the signer to vote at the meeting or any adjournment or postponement thereof.



SIGNATURE(S)
            -------------------------------------------------------------------
DATE
    ---------------------------------------------------------------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.